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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our report dated January 12, 1996, accompanying the consolidated financial statements incorporated by reference of Harveys Casino Resorts on Form 10-K for the year ended November 30, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of Harveys Casino Resorts on Forms S-8 (File No. 33-75932, effective March 2, 1994 and File No. 333-08983, effective July 26, 1996).


                               GRANT THORNTON LLP


Reno, Nevada
February 26, 1997










                                  Exhibit 23.2